UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.
Update on the impact of GM and Chrysler extended production shutdowns on AAM
•	Based upon updated customer production schedules, AAM currently estimates that the extended production shutdowns by GM and Chrysler will reduce sales by approximately $300 million and will adversely impact operating results by approximately $90 million — $95 million during the second and third quarters of 2009.
Item 8.01 Other Events.
On June 1, 2009, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) was notified by the New York Stock Exchange (NYSE) that the Company has regained compliance with NYSE’s continued listing standards.
The NYSE received approval from the Securities and Exchange Commission (SEC) for a pilot program, effective retroactively to May 12, 2009, that lowers the continued listing thresholds related to average market capitalization and stockholders’ equity to $50 million. As of May 12, 2009, AAM’s 30-day average market capitalization was $83 million. AAM is in compliance with the NYSE continued listing standards.
As previously announced, AAM was notified by NYSE in February 2009 that it had fallen below NYSE’s continued listing standard related to total market capitalization and stockholders’ equity.
On June 4, 2009, AAM issued a press release announcing its receipt of the June 1, 2009 NYSE notification. The press release is attached as Exhibit 99.1 to this Form 8-K.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing
99.1	Press release dated June 4, 2009	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: June 4, 2009	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press release dated June 4, 2009	6

5